UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

BLACKROCK ESG CAPITAL ALLOCATION TERM TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Your vote matters

BlackRock ESG Capital Allocation Term Trust (NYSE: ECAT)

Vote now to support your fund.

Not voting risks significant changes to your investment and consistent distributions.

HOW TO VOTE

THIS VOTING INSTRUCTION FORM IS SOLICITED ON BEHALF OF THE BOARD. THE BOARD RECOMMENDS VOTING "FOR" PROPOSAL 1 AND "AGAINST" PROPOSAL 2.

		For	Against	Abstain
1.	To Elect the Class I, Class II and Class III Board Member Nominees.			
1a.	Cynthia L. Egan (Class I)	☑	☐	☐
1b.	Lorenzo A. Flores (Class I)	☑	☐	☐
1c.	Stayce D. Harris (Class I)	☑	☐	☐
1d.	Catherine A. Lynch (Class I)	☑	☐	☐
1e.	R. Glenn Hubbard (Class II)	☑	☐	☐
1f.	W. Carl Kester (Class II)	☑	☐	☐
1g.	John M. Perlowski (Class II)	☑	☐	☐
1h.	Robert Fairbairn (Class III)	☑	☐	☐
1i.	J. Phillip Holloman (Class III)	☑	☐	☐
1j.	Arthur P. Steinmetz (Class III)	☑	☐	☐
2.	If properly presented at the meeting, a proposal submitted by a hedge fund managed by Saba Capital Management, L.P. to terminate the investment management agreement between the Trust and BlackRock Advisors, LLC.	☐	☑	☐

BlackRock.

Voting is simple Vote online By scanning the QR code or using the website provided on your enclosed WHITE proxy card Vote by phone By calling number on your enclosed WHITE proxy card Vote by mail By completing and returning your enclosed WHITE card in the postage paid envelope provided ONLY RETURN THE WHITE PROXY CARD YOU RECEIVE ON BEHALF OF BLACKROCK If you have already sent back a proxy card received from another shareholder, you can still change your vote by promptly voting on the WHITE proxy card, which will replace the proxy card you previously completed. If you have any questions about the proposals to be voted, please feel free to contact Georgeson LLC, toll free at 1-866-441-6128. Important information about the Fund This material is not an advertisement and is intended for existing shareholder use only. This document and the information contained herein relates solely to BlackRock ESG Capital Allocation Term Trust (ECAT). The information contained herein does not relate to, and is not relevant to, any other fund or product sponsored or distributed by BlackRock or any of its affiliates. This document is not an offer to sell any securities and is not a solicitation of an offer to buy any securities. Common shares for the closed-end fund identified above are only available for purchase and sale at current market price on a stock exchange. A closed-end fund’s dividend yield, market price and net asset value (NAV) will fluctuate with market conditions. The information for this Fund is provided for informational purposes only and does not constitute a solicitation of an offer to buy or sell Fund shares. Performance results reflect past performance and are no guarantee of future results. Current performance may be lower or higher than the performance data quoted. All returns assume reinvestment of all dividends. The market value and NAV of a fund’s shares will fluctuate with market conditions. Closed-end funds may trade at a premium to NAV but often trade at a discount. © 2025 BlackRock, Inc. or its affiliates. All Rights Reserved. BLACKROCK is a trademark of BlackRock, Inc., or its affiliates. All other trademarks are those of their respective owners. June 2025 | BlackRock ESG Capital Allocation Term Trust (ECAT) Not FDIC Insured • May Lose Value • No Bank Guarantee ECAT_2025_FL6